Exhibit 10.16

SHARE PLEDGE AGREEMENT

This SHARE PLEDGE AGREEMENT (this “Agreement”) is dated as of December 31, 2010 and entered into by and among:

(1)        Trilogic Investments Limited, a limited company duly organized and validly existing under the laws of British Virgin Islands with its registered office at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (the “Pledgor”); and

(2)        CMHJ Technology Fund II, L.P., an exempted limited partnership duly organized and validly existing under the laws of Cayman Islands with its registered office at P.O. Box 2636 GT, Strathvale House, 90 North Church Street, Grand Cayman, Cayman Islands (“CMHJ”);

(3)        Natixis Ventech China AB, a private limited liability company duly organized and validly existing under the laws of Sweden with its registered office at Drottninggatan 25, PO.Box 16285 103 92 Stockholm (“Ventech”); and

(4)        Wang Yongchao, a citizen of the People’s Republic of China, (PRC ID Number: 440823197306096917)

For purposes of this Agreement, CMHJ and Ventech are hereinafter collectively referred to as the “Pledgees” and individually as a “Pledgee”; and the Pledgor and Pledgees are hereinafter collectively referred to as the “Parties” and individually as a “Party”.

R E C I T A L S

WHEREAS:

1.                                    Pursuant to a Share Purchase Agreement dated December 29, 2010 (the “Share Purchase Agreement”) by and among the parties hereto and Action King Limited (including its successors, assigns or designees, the “Purchaser”), the Purchaser has agreed to purchase from the Parties   70% of the issued shares of 3GUU Mobile Entertainment Industrial Co., Ltd (the “Company”), including all Preferred Shares (as defined in the Share Purchase Agreement) upon the terms and subject to the conditions set out in the Share Purchase Agreement.

2.                                    Pursuant to the Share Purchase Agreement, the Pledgees have agreed to assign all 代价股份 paid    to them by the Purchaser to the Pledgor in exchange for being paid all in cash in the amount of US$ 9,000,000.

3.                                    Pursuant to the Share Purchase Agreement, the Purchaser has agreed to make a payment of US$   4,500,000 in cash to the Pledgees on behalf of the Pledgor, and the Pledgor owes a debt of US$4,500,000 to the Pledgees.

WITNESSETH

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

SECTION 1         Definitions.          Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings set forth in the Share Purchase Agreement.

SECTION 2         Payment of Debt.

2.1.         Subject to the Closing, the Pledgor shall make payments to the Pledgees in proportion to the number of the Preferred Shares held by them, by wire transfer of immediately available funds to the bank account designated by the Pledgee in writing, in the following amounts and based on the following schedule.

Payment time	Contributee	Amount
T+ 60 days	CMHJ	US$	1,000,000
	Ventech	US$	500,000
T + 90 days	CMHJ	US$	1,000,000
	Ventech	US$	500,000
T + 120 days	CMHJ	US$	1,000,000
	Ventech	US$	500,000

* T means the Closing Date.

2.2.         All payments under this Agreement are net from any reduction to reflect applicable withholding taxes and other deductions required by law.

SECTION 3         Pledge.

3.1.         To ensure all payments due by the Pledgor hereunder are fully paid in a timely manner (the “Secured Obligations”), subject to the Closing, the Pledgor agrees to pledge to the benefit of the Pledgees in the aggregate 19,745,000 代价股份 paid by the Purchaser to it (“Pledged Shares”) as security for the payments hereunder (the “Pledge”).

3.2.         Where the Pledgor is unable to timely make the payment due to the Pledgees according to the schedule set forth in Section 2 above, for each tranche of payment due, subject to Section 4.8 of the Share Purchase Agreement, the Pledgees shall have the right to sell, transfer or otherwise dispose of such number of Pledged Shares with a market value equal to the payment due and shall be entitled to receive the proceeds from the disposition of such Pledged Shares.

3.3.         At any time (i) before the first tranche of payment has been made to the Pledgees, in case the aggregate of market value of the Pledged Shares and the cash in the relevant securities account for the Pledged Shares (“Account”) drops down to US$4,800,000, within 24 hours after receipt of the notice given by the Pledgees, the Pledgor shall deposit such amount cash in the Account, or pledge such additional number of 代价股份, as shall result in the aggregate of market value of the Pledged Shares and the cash in the Account being more than US$4,800,000; (ii) before the second tranche of payment has been made to the Pledgees, in case the aggregate of market value of the Pledged Shares and the cash in the Account drops down to US$3,300,000, within 24 hours after receipt of the notice given by the Pledgees, the Pledgor shall deposit such amount cash in the Account, or pledge such additional number of 代价股份, as shall result in the aggregate of market value of the Pledged Shares and the cash in the Account being more than US$3,300,000; (iii) before the third tranche of payment has been made to the Pledgees, in case the aggregate of market value of the Pledged Shares and the cash in the Account drops down to US$1,800,000, within 24 hours after receipt of the notice given by the Pledgees, the Pledgor shall deposit such amount cash in the Accoount, or pledge such additional number of 代价股份, as shall result in the aggregate of market value of the Pledged Shares and the cash in the Account being more than US$1,800,000; If the Pledgor fails to do so, subject to Section 4.8 of the Share Purchase Agreement, the Pledgees shall have the right to sell, transfer or otherwise dispose of all the Pledged Shares and shall be entitled to receive from the proceeds an amount equal to the remaining debt owed by the Pledgor. The Pledgor shall be entitled to keep the proceeds exceeding the amount owed to the Pledgees. In case the proceeds from the disposition of all the Pledged Shares falls short of the remaining debt owed to the Pledgees, the Pledgor shall pay the Pledgees an amount equal to the difference between the remaining debt and the proceeds from the disposition of all the Pledged Shares.

3.4.         On any stock transaction day before the expiration of each payment time set forth in Section 2 above, subject to Section 4.8 of the Share Purchase Agreement, the Pledgor is entitled to instruct the Pledgees to sell part or whole of the pledged shares in the stock market at a price specified by it, and the Pledgees are obligated to follow such instructions. The proceeds from the selling of the pledged shares as instructed by the Pledgor shall be used for payment of each tranche of debt due or of all of the debts. Where part of the pledged shares with a market value exceeding the amount of a tranche of debt due to the pledges is sold as instructed by the Pledgor and the Pledgor decides that the proceeds from such selling is used for payment of the tranche of debt due, the remaining proceeds from such selling shall be deposited in the Account and shall not be released to the Pledgor until all debts are fully paid to the Pledgees by the Pledgor.

3.5.         The Pledge shall be continuously valid until all payments due hereunder have been fulfilled by the Pledgor. The parties agree that the Pledgor and the Pledgees shall record the Pledge in the register of members of Vodone on the date of the Closing of the Share Purchase Agreement with a notation that the Pledgor has pledged the Pledged Shares in favor of the Pledgees pursuant to the terms and conditions set forth in the Share Purchase Agreement dated December 29, 2010 and this Agreement.

3.6.         The Pledgor is obligated to cause Vodone to assist the Pledgees in completing the share pledge registration procedures and enforcing the share pledge rights as provided herein when necessary.

SECTION 4         Deposit of Documents and Other Deliverables. To enable the Pledgees to exercise their rights under this Agreement, the Pledgor undertakes forthwith upon being issued the 代价股份 in accordance with the Share Purchase Agreement to deposit with a representative jointly designated by the Pledgees (the “Pledgee Representative”) the following documents (Sections 4.1 and 4.2 below are collectively referred to as the “Security Documents”):

4.1.         the original share certificates in respect of the Pledged Shares together with an undated instrument of transfer in respect thereof in the form set forth in Exhibit 1, and an undated sold and bought note in respect thereof in the form set forth in Exhibit 2 duly executed by the Pledgor but otherwise in blank in respect of the Pledged Shares;

4.2.         a copy of Vodone’s register of members with a notation that the Pledgor has pledged the Pledged Shares in favor of the Pledgees pursuant to the terms and conditions of this Agreement.

4.3.         a signed Power of Attorney in the form set forth in Exhibit 3 to authorize the Pledgees to dispose of the Pledged Shares in accordance with the provisions in this Agreement.

4.4.         The Pledgor is entitled to pay, prior to maturity, the debts secured herein. The Pledges shall return the Pledgor the pledged shares and other documents herein delivered by the Pledgor immediately after the debts are paid.

SECTION 5         Perfection and other Assurances

5.1.         The Pledgor must take, at its own expense, promptly, and in any event within any applicable time limit:

(a) whatever action is necessary or desirable; and

(b)  any action which the Pledgees may reasonably require,

to ensure that the security when intended to be created under this Agreement is, and will continue to be until all payments due hereunder are fully paid, a validly created, attached, enforceable and perfected first priority continuing security interest in the Pledged Shares, in all relevant jurisdictions, securing payment and performance of the Secured Obligations.

This includes the giving of any notice, order or direction, the making of any filing or registration, the passing of any resolution and the execution and delivery of any documents or agreements which the Pledgees may think expedient.

5.2.         The Pledgor must take, at its own expense, promptly, and in any event within any applicable time limit, whatever action the Pledgees may reasonably require and pursuant to its direction for:

(a)          creating, attaching, perfecting and protecting, and maintaining the priority of, any security interest intended to be created by this Agreement;

(b)          facilitating the enforcement of the security created under this Agreement or the exercise of any right, power or discretion exercisable by the Pledgees or any of its delegates or sub-delegates in respect of any of the Pledged Shares; and

(c)           obtaining possession and control of any Pledged Shares.

This includes the commencement of any proceedings against Vodone with respect to the issuance of the 代价股份. The Pledgor irrevocably constitutes and appoints each of the Pledgees, with full power of substitution, as the Pledgor’s true and lawful attorneys-in-fact, in the Pledgor’s name or in each Pledgee’s name or otherwise, and at the Pledgor’s expense, to take any of the actions referred to in paragraph (a), (b) or (c) above without notice to or the consent of the Pledgor. This power of attorney is a power coupled with an interest and cannot be revoked. The Pledgor ratifies and confirms all lawful actions taken by the Pledgees or its agents under this power of attorney.

SECTION 6         Expenses and Stamp Duty. The Pledgor shall pay:-

6.1.         Enforcement Expenses: on demand, all costs and expenses (including taxes thereon and legal fees) reasonably incurred by the Pledgees in the administration of, or in protecting or enforcing or exercising any of their rights under this Agreement, and/or any such amendment or waiver (including internal costs and attributable overheads); and

6.2.         Stamp Duty: promptly, and in any event before any penalty becomes payable, any stamp, documentary, registration or similar tax or government fees payable in connection with the entry into, registration, performance, enforcement or admissibility in evidence of this Agreement, and/or any such amendment or waiver, and shall indemnify the Pledgees against any liability with respect to or resulting from any delay in paying or omission to pay any such tax orgovernment fees.

SECTION 7         Representations and Warranties of the Pledgor. The Pledgor and Wang Yongchao , jointly and severally, hereby represents and warrants to each of the Pledgees that:

7.1.         subject to this Agreement, the Pledgor is the sole legal and beneficial owner of the Pledged Shares registered in its name and has good and marketable title thereto and the Pledged Shares held by the Pledgor as at the Closing are fully paid up and free from any security interest other than the security interest created hereunder;

7.2.         the Pledgor has not granted in favor of any other person any encumbrance, interest in or any option or other rights in respect of any of the Pledged Shares and the ability of the Pledgor to procure disposal of the Pledged Shares is unfettered;

7.3.         there are no duplicate copies of the certificates in respect of the Pledged Shares or other certificates representing the Pledged Shares;

7.4.         the Pledgor has power to execute, deliver and perform its obligations under this Agreement and has taken and/or will take all necessary actions required to create the security expressed to be created under this Agreement and to authorise the execution, delivery and performance of this Agreement;

7.5.         this Agreement constitutes valid and legally binding obligations of the Pledgor enforceable in accordance with its terms and confers and will confer, as the case may be, a valid security interest over the Pledged Shares;

7.6.         the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Agreement by the Pledgor will not contravene any existing applicable law, statute, rule or regulation or any judgment, decree, agreement or permit to which the Pledgor is subject; and

7.7.         at the date hereof the Pledgor is able to pay and discharge all its indebtedness, debts and liabilities as and when they fall due and is solvent.

7.8.         Continuing Representation and Warranty. The Pledgor also represents and warrants to and undertakes with each of the Pledgees that the foregoing representations and warranties will be true and accurate throughout the continuance of this Agreement with reference to the facts and circumstances subsisting from time to time. To the extent that the foregoing representations and warranties become untrue or inaccurate, the Pledgor shall as soon as practicable notify each Pledgee and provide all information reasonably requested by any Pledgee in relation to such clauses becoming untrue or inaccurate and notice thereof shall be without prejudice to such Pledgee ‘s rights hereunder.

7.9.         Wang Yongchao represents and warrants to and undertakes with each of the Pledgees that he will be jointly liable for any and all obligations of the Pledgor under this Agreement.

SECTION 8         Continuing Security. It is declared and agreed that:-

8.1.         the Pledge shall be held by the Pledgees as continuing security for the due and punctual performance of the Secured Obligations;

8.2.         the security so created shall not be satisfied by satisfaction of any part of the Secured Obligations and shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Pledgees for all or any part of the Secured Obligations and/or for the due and punctual performance of all the Secured Obligations of the Pledgor; and

8.3.         every power and remedy given to the Pledgees hereunder shall be in addition to and not a limitation of any and every other power or remedy vested in the Pledge under any other documents evidencig any collateral or other security for the due and punctual performance of the Secured Obligations of the Pledgor.

SECTION 9         Liability of Pledgees. Each of the Pledgees shall not in any circumstances (either by reason of taking possession of any portion of all of the Pledge Shares or for any other reason whatsoever and whether as mortgagee in possession or on any other basis whatsoever):-

9.1.         be liable to account to the Pledgor or any other person for any thing except such Pledgee ‘s own actual receipts, if any, to which the Pledgor is entitled and which have not been distributed or paid to the Pledgor or the persons entitled or at the time of payment believed by such Pledgee to be entitled thereto; or

9.2.         be liable to the Pledgor or any other person for any costs, charges, losses, liabilities or expenses arising from or connected with any realisation by such Pledgee of the Pledged Shares or from any exercise or non-exercise by such Pledgee of any right exercisable by them under this Agreement; and

9.3.         nothing in this Agreement shall be construed as placing the Pledgees any liability whatsoever in respect of any calls, installments or other payments relating to any of the Pledge Shares and the Pledgor agrees to indemnify each Pledgee on demand in respect of all calls, installments, or other payments relating to any of the Pledged Shares.

SECTION 10       Liability for Breach of Contract. Either party that fails to perform its obligations under this Agreement or fails to perform them as agreed shall bear the liability for breach of contract by compensating for losses.

SECTION 11       Confidentiality. Each of the parties hereto undertakes to the other parties hereto that he or it shall hold, and shall cause its directors, officers, employees, agents, consultants and professional advisors (“Representatives”) to hold in confidence and treat as strictly confidential all information received or obtained by them as a result of entering into or performing this Agreement, including information relating to the provisions of this Agreement, the negotiations leading up to this Agreement, the subject matter of this Agreement or the existence of this Agreement (collectively, “Confidential Information”) and that they shall not at any time hereafter make use of or disclose or divulge to any person any such Confidential Information and shall use their best endeavors to prevent the publication or disclosure of any such Confidential Information. Notwithstanding the foregoing and anything to the contrary in this Section 11, the restrictions contained in this Section 11 shall not apply so as to prevent any party from making any disclosure of Confidential Information required by law or by any securities exchange or supervisory or regulatory or governmental body pursuant to rules to which such party is subject or pursuant to any legal proceedings in which such party or any affiliate of such party is involved

(provided that it has taken all reasonable practicable legal steps to prevent or limit such disclosure if requested to do so by another party) or from making any disclosure to any of such party’s affiliates, such party’s and such party’s affiliates’ Representatives (provided always that such party shall ensure that all such Representatives to whom such party discloses Confidential Information comply with the provisions of this Section 11 in relation to, the use or disclosure by such Representatives of the information provided to him, her or it) nor shall the restrictions apply in respect of any information which comes into the public domain otherwise than by a breach of this Section 11 by any party.

SECTION 12       Termination. If the Share Purchase Agreement is terminated and, as a result, the Closing does not occur, this Agreement shall, as of the date of such termination, terminate and be of no force or effect, and the rights and obligations of the parties hereto shall remain as such rights and obligations were prior to the execution of this Agreement.

SECTION 13       Amendments. Except as otherwise permitted herein, this Agreement and its provisions may be amended, changed, waived, discharged or terminated only by a writing signed by each of the Shareholders.

SECTION 14       Successor and Assigns. This Agreement shall be binding upon each party hereto and its respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 15       Authorization. Ventech hereby authorize CMHJ to act for and on its behalf to exercise any and all rights Ventech is entitled to under this Agreement, including without limitation, the right to dispose of the Pledged Shares.

SECTION 16       Choice of Law. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the Hong Kong Special Administrative Region of the People’s Republic of China without regard to principles of conflicts of law.

SECTION 17       Counterparts. This Agreement, and any modifications or amendments hereto, may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes, but all such counterparts shall constitute but one and the same instrument.

SECTION 18       Severability. If at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the laws of any jurisdiction, the legality, validity and enforceability of such provision under the law of any other jurisdiction, and of the remaining provisions of this Agreement, shall not be affected or impaired thereby.

SECTION 19       Effective Date. This Agreement shall become effective upon the deposit of the Pledged Shares pursuant to Section 4.1.

[The remainder of this page has been left intentionally blank.]

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed as of the day and year first written above.

PLEDGOR:	Executed as Deed

TRILOGIC INVESTMENTS LIMITED

For and on behalf of
Trilogic Investments Limited

(Sd.) Wang Yongchao
Authorised Signatures
By:
Name :
Title:

Wang Yongchao

(Sd.) Wang Yongchao

SIGNATURE PAGE

PLEDGEES:

CMHJ TECHNOLOGY FUND II, L.P.,

	By:	(Sd.)
Name:
Title:

NATIXIS VENTECH CHINA AB

	By:	(Sd.)
Name:
Title:

SIGNATURE PAGE

EXHIBIT 1

INSTRUMENT OF TRANSFER

VODONE LIMITED

I/We, Trilogic Investments Limited

of of OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands in consideration of the sum of HK$1.00 paid to me/us by (name)

(occupation)

of (address)

(hereinafter “the said Transferee”)

do hereby transfer to the said Transferee the                                                                                                                      share(s)

numbered

standing in my/our name in the register of:-

VODONE LIMITED

to hold unto the said Transferee his Executors, Administrators or Assigns, subject to the several conditions upon which I/we hold the same at the time of execution hereof. And I/we, the said Transferee do hereby agree to take the said share(s) subject to the same conditions.

Witness our hands the

Witness to the signature(s) of the Transferor -)		For and on behalf of
	)	Trilogic Investments Limited
/s/ [ILLEGIBLE]	)
Witness’s name and address:	)
	)	/s/ [ILLEGIBLE]
	)	Authorized Signature(s)
	)	Trilogic Investments Limited

Witness to the signature(s) of the Transferee-)
)
)
Witness’s name and address:	)
)
)

EXHIBIT 2

SOLD NOTE

Name of Purchaser (Transferee):

Address:

Name of Company in which the shares to be transferred: VODONE LIMITED

Number of shares:                                      of HK$                                      each

Consideration received: Hong Kong Dollars

(HK$                         )

For and on behalf of
Trilogic Investments Limited
Trilogic Investments Limited
(Transferor)

/s/ [ILLEGIBLE]
Authorized Signature(s)

Hong Kong Dated:

BOUGHT NOTE

Name of Seller (Transferor): Trilogic Investments Limited

Address: OMC Chambers Wickhams Cay 1, Road Town, Tortola, British Virgin Islands

Name of Company in which the shares to be transferred: VODONE LIMITED

Number of shares:                                      of HK$                        each

Consideration received: Hong Kong Dollars

(HK$                                 )

(Transferee)

Hong Kong Dated:

EXHIBIT 3

Power of Attoney

Know all men by these presents, that Trilogic Investments Limited, a limited company duly organized and validly existing under the laws of British Virgin Islands with its registered office at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (“Trilogic”) hereby authorizes CMHJ Technology Fund [], L.P., an exempted limited partnership duly organized and validly existing under the laws of Cayman Islands with its registered office at P.O. Box 2636 GT, Strathvale House, 90 North Church Street, Grand Cayman, Cayman Islands (“CMHJ”) to act for and on its behalf as a true and lawful agent and attorney of Trilogic for, and in the name, place, and stead of Trilogic, from this date, in Hong Kong either in writing, electronically, or by other authorized means to act as authorized agent for purpose of disposing of the Pledged shares in accordance with the Share Pledge Agreement dated December 29, 2010, and perform any other act that may be required by law or regulation in connection with the disposition of such Pledged Shares.

This power of attorney is to remain in full force and effect until revocation in writing is duly given by Trilogic and received by CMHJ.

IN WITNESS WHEREOF, Trilogic Investment Limited Caused these presents to be sealed and signed:

For and behalf of
Trilogic Investments Limited

Witness:	/s/ [ILLEGIBLE]	Signature:	/s/ [ILLEGIBLE]
		Title:	Authorized Signature(s)

Date: December , 2010